Exhibit 32.1


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Ridgewood Electric Power Trust III.

Date:  December 10, 2004       /s/ Robert E. Swanson
                             --------------------------------
                             Robert E. Swanson
                             Chief Executive Officer

Date:  December 10, 2004       /s/ Christopher I. Naunton
                             --------------------------------
                             Christopher I. Naunton
                             Chief Financial Officer